UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2023

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On October 18, 2023, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to announce that the Company’s wholly owned subsidiary, DEP Nevada, Inc. (“DEP”) has closed the previously announced transaction to sell all of its interests in the Body and Mind Ohio dispensary for total consideration of US$8.225 million in cash (with an additional US$2.5 million in potential contingent proceeds - see Transaction Details below). Simultaneously with the closing of the disposition of the dispensary, the Company has fully repaid its US$7.33 million debt owing to its senior secured lender. The balance of proceeds from the disposition of the dispensary will be used to support the development of the Company’s retail assets in Illinois and New Jersey.

“The closing of the Ohio dispensary divestment and early repayment of our senior secured debt allows us to continue to develop our prime retail assets in Illinois and New Jersey, substantially lowers our interest expenses by roughly US$1 million per year and provides the potential for BaM to benefit from future Ohio adult use legalization,” said Michael Mills, CEO of Body and Mind. “I’d like to thank our team in Ohio who opened one of the early dispensaries in Ohio and have worked hard to continually provide exceptional service and create patient loyalty.”

Mr. Mills continued: “We remain hyper focused on building a strong operations-centric portfolio of cannabis dispensaries. Our dispensary in Markham, Illinois will be hosting a customer appreciation day on October 20th with an opportunity for customers to connect with many local and national brands. Dispensary construction in Lynnwood, Illinois is progressing with all walls complete, roof trusses installed and earthworks ongoing. The dispensary license in Lawrenceville, New Jersey continues to be in the permitting process for its annual license and approval of the building permit. We look forward to providing updates on our continued progress in the future.”

Transaction Details

As previously reported on July 24, 2023, pursuant to the equity purchase agreement with FarmaceuticalRX, LLC (the “Purchaser”), DEP agreed to sell all of the issued and outstanding interests, equity, or profit interests (the “Interests”) in NMG OH 1, LLC (“NMG OH”), which owns and operates the Body and Mind Ohio dispensary, to the Purchaser. The Body and Mind Ohio dispensary opened in 2019 and has now been sold to the Purchaser for an initial purchase price for the Interests of US$8.225 million, subject to a working capital adjustment and other customary adjustments. The transaction also includes a contingent of a US$2.5 million bonus payment to DEP for each additional dispensary license granted to NMG OH by the State of Ohio Board of Pharmacy in the future (excluding any adult use license for the existing dispensary).

A copy of the news release is attached as Exhibit 99.1 hereto.

- 2 -

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated October 18, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

- 3 -

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: October 18, 2023	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

- 4 -